THE SEMPRA ENERGY 2005
                   DEFERRED COMPENSATION PLAN

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                       TABLE OF CONTENTS

                                                              Page
ARTICLE I. TITLE AND DEFINITIONS	                        1

1.1	Title.	                                                1
1.2	Definitions.	                                        1

ARTICLE II. PARTICIPATION	                                7

ARTICLE III. CONTRIBUTIONS	                                7

3.1	Elections to Defer Compensation	                        7
3.2	Distribution Elections.	                                9
3.3	Company Matching Contributions	                       12
3.4	FICA and Other Taxes.	                               12

ARTICLE IV. INVESTMENTS	                                       13

4.1	Measurement Funds.	                               13
4.2	Investment Elections.	                               13
4.3	Compliance with Section 16 of the Exchange Act.	       14

ARTICLE V. ACCOUNTS	                                       15

5.1	Accounts.	                                       15

ARTICLE VI. VESTING	                                       15

ARTICLE VII. DISTRIBUTIONS	                               15

7.1	Distribution of Accounts.	                       15
7.2	Hardship Distribution.	                               17
7.3	Effect of a Change in Control.	                       18
7.4	Inability to Locate Participant.	               18
7.5 	Prohibition on Acceleration of Distributions.	       18

ARTICLE VIII. ADMINISTRATION	                               19

8.1	Committee.	                                       19
8.2	Administrator.	                                       19
8.3	Committee Action.	                               19
8.4	Powers and Duties of the Committee.	               19
8.5	Construction and Interpretation.	               20
8.6	Information.	                                       20
8.7	Compensation, Expenses and Indemnity.	               20
8.8	Quarterly Statements.	                               20
8.9	Disputes.	                                       20
8.10	Compliance with Section 409A of the Code	       21

ARTICLE IX. MISCELLANEOUS	                               22

9.1	Unsecured General Creditor.	                       22
9.2	Restriction Against Assignment.	                       22
9.3	Withholding.	                                       22
9.4	Amendment, Modification, Suspension or Termination.    22
9.5	Designation of Beneficiary.	                       23
9.6	Insurance.	                                       23
9.7	Governing Law.	                                       24
9.8	Receipt of Release.	                               24
9.9	Compliance with Code Section 162(m)	               24
9.10	Payments on Behalf of Persons Under Incapacity.	       24
9.11	Limitation of Rights	                               25
9.12	Exempt ERISA Plan	                               25
9.13	Notice	                                               25
9.14	Errors and Misstatements	                       25
9.15	Pronouns and Plurality	                               25
9.16	Severability	                                       25
9.17	Status	                                               26
9.18	Headings.	                                       26


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

     Sempra Energy, a California corporation (the "Company"), and its direct and indirect subsidiaries hereby establish and maintain this Sempra Energy 2005 Deferred Compensation Plan (the "Plan") which is designed to provide supplemental retirement income benefits for certain directors and for a select group of management and highly compensated employees through deferrals of salary and incentive compensation and Company matching contributions. This Plan shall be effective as of January 1, 2005.

     The Plan is intended to comply with the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations and other guidance issued by the Secretary of the Treasury thereunder. To the extent permitted by such Treasury Regulations or other guidance, the Plan may be amended to provide that a Participant (as defined below) may terminate participation in the Plan, or cancel an outstanding deferral election with regard to amounts deferred under the Plan (but only if amounts subject to the termination or cancellation are includible in the income of the Participant as earned (or, if later, when no longer subject to a substantial risk of forfeiture)), and to conform to the requirements of Section 409A of the Code.

                            ARTICLE I.
                      TITLE AND DEFINITIONS

1.1	Title.

     This Plan shall be known as the Sempra Energy 2005 Deferred
Compensation Plan.

1.2	Definitions.

     Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

(a)	"Account" or "Accounts" shall mean a Participant's
Deferral Account and/or Company Matching Account.

(b)	"Administrator" shall mean the individuals designated
by the Committee (who need not be a member of the Committee) to handle the day-to-day Plan administration. If the Committee does not make such a designation, the Administrator shall be the Senior Vice-
President of Human Resources of the Company.

(c)	 "Affiliate" has the meaning ascribed to such term in
Rule 12b-2 promulgated under the Exchange Act.

(d)	 "Base Salary" shall mean a Participant's annual base
salary, excluding bonus, incentive and all other remuneration for services rendered to the Company, prior to reduction for any salary contributions to a plan established pursuant to Section 125 of the Code or qualified pursuant to Section 401(k) of the Code and prior to reduction for deferrals under this Plan.

(e)	"Beneficial Owner" has the meaning set forth in Rule
13d-3 under the Exchange Act.

(f)	"Beneficiary" or "Beneficiaries" shall mean the
person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant to receive the benefits specified hereunder in the event of the Participant's death in accordance with Section 9.5.

(g)	"Board of Directors" or "Board" shall mean the Board
of Directors of the Company.

(h)	"Bonus" shall mean the annual incentive award earned
by a Participant under the Company's short-term incentive plan and other special payments or awards that may be granted by the Company from time to time.

(i)	"Change in Control" shall be deemed to have occurred
when any event or transaction described in paragraph (1), (2), (3) or
(4) occurs, subject to paragraph (5):

         (1) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Sempra Energy representing twenty percent (20%) or more of the combined voting power of Sempra Energy's then outstanding securities; or

         (2) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of Sempra Energy) whose appointment or election by the Board or nomination for election by Sempra Energy's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

         (3) There is consummated a merger or consolidation of Sempra Energy or any direct or indirect subsidiary of Sempra Energy with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Sempra Energy outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Sempra Energy or any subsidiary of Sempra Energy, at least sixty percent (60%) of the combined voting power of the securities of Sempra Energy or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Sempra Energy (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Sempra Energy (not including in the securities beneficially owned by such Person any securities acquired directly from Sempra Energy or its affiliates other than in connection with the acquisition by Sempra Energy or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of Sempra Energy's then outstanding securities; or

         (4) The shareholders of Sempra Energy approve a plan of complete liquidation or dissolution of Sempra Energy or there is consummated an agreement for the sale or disposition by Sempra Energy of all or substantially all of Sempra Energy's assets, other than a sale or disposition by Sempra Energy of all or substantially all of Sempra Energy's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of Sempra Energy in substantially the same proportions as their ownership of Sempra Energy immediately prior to such sale.

         (5) An event or transaction described in paragraph (1),
(2), (3), or (4) shall be a "Change in Control" only if such event or transaction is a "change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation," within the meaning of Section 409A(a)(2)(A)(v) of the Code, to the extent provided by the Secretary of the Treasury.

(j)	 "Code" shall mean the Internal Revenue Code of 1986,
as amended.

(k)	"Committee" shall mean the compensation committee of
the Board of Directors.

(l)	"Company" shall mean Sempra Energy and any successor
corporations. Company shall also include each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which Sempra Energy is a component member, if the Board provides that such corporation shall participate in the Plan and such corporation's governing board of directors adopts this Plan.

(m)	 "Company Matching Account" shall mean the
bookkeeping account maintained by the Company for each Participant that is credited with an amount equal to the Company Matching Contribution, if any, debited by amounts equal to all distributions to and withdrawals made by the Participant and/or his Beneficiary and adjusted for investment earnings and losses pursuant to Article V.

(n)	"Company Matching Contributions" shall mean the
employer matching contribution made to the Plan on behalf of Participants who make deferrals under Article III.

(o)	"Compensation" shall mean Base Salary and Bonus that
the Participant who is an employee is entitled to receive for services rendered to the Company. In addition, for any Participant who is an Executive Officer, Compensation includes (i) SERP Lump Sum, (ii) Restricted Stock Units, (iii) Stock Option Gains, and (iv) Severance
Payments.   Compensation shall mean retainer payments and/or meeting
and other fees, received from the Company for services performed by any Participant as a Director.

(p)	"Deferral Account" shall mean the bookkeeping account
maintained by the Company for each Participant that is credited with amounts equal to the portion of the Participant's Compensation that he elects to defer pursuant to Section 3.1, debited by amounts equal to all distributions to and withdrawals made by the Participant and/or his Beneficiary and adjusted for investment earnings and losses pursuant to
Article V. The Deferral Account may be further subdivided into subaccounts as determined by the Committee.

(q)	"Deferral Election Form" shall mean the form
designated by the Committee for purposes of making deferrals under
Section 3.1.

(r)	"Director" shall mean an individual who is a non-
employee member of the Board.

(s)	"Disability" or "Disabled" means, with respect to a
Participant, that the Participant:

         (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

         (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve

(12) months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of such Participant's Employer,

as determined in accordance with Section 409A(a)(2)(C) of the Code and the Treasury Regulations thereunder.

(t)	 "Distributable Amount" shall mean the sum of the
vested balance of a Participant's Deferral Account, and Company
Matching Account.

(u)	"Effective Date" shall mean January 1, 2005.

(v)	"Election Period" with respect to a Plan Year shall
mean the period designated by the Committee; provided, however, that such period shall be no less than ten business days. The Election Period with respect to a Plan Year shall end not later than the last day of the prior Plan Year; provided, however, that, in the case of an Eligible Individual who first becomes eligible to participate in the Plan during a Plan Year, the Election Period may be the thirty (30) day period commencing on the date such Eligible Individual first becomes eligible to participate in accordance with Section 409A(a)(4)(B)(ii) of the Code and the Treasury Regulations thereunder; and provided, further, in the case of an Eligible Individual's election to defer a Bonus (or portion thereof) for a Plan Year that is performance-based compensation based on services over a period of at least twelve (12) months, within the meaning of Section 409A(a)(4)(B)(iii) of the Code and the Treasury Regulations thereunder, the Election Period may be a period designated by the Committee during such Plan Year that satisfies the requirements of Section 409A(a)(4)(B)(iii) of the Code and the Treasury Regulations thereunder.

(w)	"Eligible Individual" shall mean those individuals
selected by the Committee from (1) those employees of the Company who either (A) are Executive Officers or (B) have Base Salary for a Calendar Year that is at least $120,000, as adjusted by the Committee from time to time and (2) those Directors who are not employees of the Company. The Committee may, in its sole discretion, select such other individuals to participate in the Plan who do not otherwise meet the foregoing criteria.

(x)	"ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

(y)	"Exchange Act" shall mean the Securities Exchange Act
of 1934, as amended, and the applicable rules and regulations thereunder.

(z)	"Executive Officer" shall mean an employee of the
Company who holds a position as an executive officer in the Company and is eligible to participate in the Sempra Energy Supplemental Executive Retirement Plan or is so designated by the Committee.

(aa)	"401(k) Plan" shall mean the Sempra Energy Savings
Plan maintained by the Company under Code Section 401(k), as in effect from time to time or as applicable for any Participant, a plan maintained by a direct or indirect subsidiary of the Company under Code
Section 401(k).

(bb)	"Manager" shall mean an employee of the Company who
is an Eligible Individual, other than an Executive Officer or a Director.

(cc)	"Measurement Fund" shall mean one or more of the
investment funds selected by the Committee pursuant to Section 4.1.

(dd)	"Moody's Plus Rate" shall mean the Moody's Rate (as
defined below) plus the greater of (1) 10% of the Moody's Corporate Bond Yield Average - Monthly Average Corporates as published by Moody's Investors Service, Inc. (or any successor) or (2) one percentage point per annum. The Moody's Rate for the month of June means the average of the daily Moody's Corporate Bond Yield Average - Monthly Average Corporates for the month of June.

(ee)	"Participant" shall mean any Eligible Individual who
becomes a Participant in accordance with Article II and who has not received a complete distribution of the amounts credited to his Accounts.

(ff)	"Payroll Date" shall mean, with respect to any
Participant, the date on which he would otherwise be paid Compensation.

(gg)	"Payment Date" shall mean the time as soon as
practicable after one of the following dates as designated by the Participant in his distribution form election:

         (1) the first day of the first calendar month on or next following thirty (30) days after the date of the Participant's
Separation from Service or Disability, or

         (2) the first day of the first, second, third, fourth or fifth calendar year next following the date of the Participant's
Separation from Service or Disability.

"Payment Date" shall also mean the Scheduled Withdrawal Date elected in accordance with the provisions of Section 7.1(b)

(hh)	 "Person" means any person, entity or "group" within
the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (1) the Company or any of its Affiliates, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates,
(3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the shareholders of Sempra Energy in substantially the same proportions as their ownership of stock of Sempra Energy, or (5) a person or group as used in Rule 13d-1(b) under the Exchange Act.

(ii)	"Plan" shall mean the Sempra Energy 2005 Deferred
Compensation Plan set forth herein, as amended from time to time.

(jj)	"Plan Year" shall mean the twelve (12) consecutive
month period beginning on each January 1 and ending on each December
31.

(kk)	"Restricted Stock Units" shall mean phantom shares of
restricted stock granted to Executive Officers under the 1998 Sempra Energy Long Term Incentive Plan.

(ll)	"Retirement" shall mean, for a Participant who is an
employee of the Company, a Participant's voluntary retirement from employment with the Company on or after age fifty-five (55) and five years of employment with the Company in accordance with the Company's retirement policies as then in effect. Retirement shall mean, for a Participant who is a Director, ceasing to be a Director for any reason other than for death or Disability. If a Participant is both an employee of the Company and a Director, Retirement shall occur only after he resigns from both positions.

(mm)	"Rule 16b-3" shall mean that certain Rule 16b-3 under
the Exchange Act, as such Rule may be amended from time to time.

(nn)	"Scheduled Withdrawal Date" shall be in January in
the year elected by the Participant for an in-service withdrawal of all amounts of Compensation deferred in a given Plan Year, but excluding earnings and losses attributable thereto, as set forth on the election forms for such Plan Year.

(oo)	"Sempra Energy Stock Fund" shall mean the Measurement
Fund in which investment earnings and losses parallel the investment return on the common stock of the Company.

(pp)	"Separation from Service" shall mean with respect to
a Participant, such Participant's Retirement or Termination, if such Retirement or Termination is a "separation from service," within the meaning of Section 409A(a)(2)(A)(i) of the Code, as determined by the Secretary of the Treasury (or such Participant's other "separation from service," as so defined).

(qq)	"SERP Lump Sum" shall mean the lump sum retirement
benefit that would be payable to an Executive Officer who is a Plan Participant under either the Sempra Energy Supplemental Executive
Retirement Plan or the Sempra Energy Excess Cash Balance Plan.

(rr)	"Severance Payment" shall mean any severance payments
payable to a Participant under an executive employment agreement or severance agreement with the Company.

(ss)	"Stock Option Gain" shall mean the profit shares
derived from an eligible exercise of stock options granted to Executive Officers under the 1998 Sempra Energy Long Term Incentive Plan. To qualify as an eligible exercise, the Participant must pay the option exercise price by tendering or attesting to the ownership of shares of Sempra Energy common stock that have been owned outright, without restrictions, for at least six months.

(tt)	"Termination" shall mean for any Participant who is
an employee, ceasing to be an employee of the Company for reasons other than death, Disability or Retirement. For any Participant who is a Director, "Termination" shall mean ceasing to be a Director for any reason, including death, Disability or Retirement. If a Participant is both an employee of the Company and a Director, he shall not have a Termination until he resigns from both positions.

(uu)	 "Valuation Date", with respect to the Measurement
Funds that are available under the 401(k) Plan, shall have the same meaning as under the 401(k) Plan. For purposes of the Moody's Plus Rate, "Valuation Date" shall mean the last day of the calendar month.

                            ARTICLE II.
                           PARTICIPATION

(a)	An Eligible Individual shall become a Participant in
the Plan by (1) electing to make deferrals in accordance with Section
3.1 and (2) filing such other forms as the Committee may reasonably require for participation hereunder.

(b)	An Eligible Individual who completes the requirements
of the preceding subsection shall commence participation in this Plan as of the first day of the Plan Year with respect to which Compensation is deferred.

                            ARTICLE III.
                            CONTRIBUTIONS

3.1	Elections to Defer Compensation

(a)	General Rule.  Each Eligible Individual may defer
Compensation for a Plan Year by filing with the Administrator a Deferral Election Form for such Plan Year that conforms to the requirements of this Section 3.1, no later than the last day of the applicable Election Period for such Plan Year. The Committee may permit an Eligible Individual who first becomes eligible to participate in the Plan during a Plan Year to have his first Election Period during such Plan Year. An election to defer Compensation for a Plan Year must be filed during the Election Period prior to the effective date of such election and shall be effective only for Compensation that constitutes compensation for services performed during periods during the Plan Year
beginning after the effective date of such election.   Notwithstanding
the previous sentence, if an Eligible Individual's Bonus (or portion thereof) is a performance-based compensation based on services performed over a period of at least twelve (12) months, within the meaning of Section 409A(a)(4)(B)(iii) and the Treasury Regulations thereunder, the Committee may permit such Eligible Individual to file an election to defer such Bonus (or such portion thereof), or change such Eligible Individual's prior election to defer such Bonus (or such portion thereof), no later than six months before the end of the period over which such services are to be performed, under the terms and conditions specified by the Committee, in accordance with Section 409A(a)(4)(B)(iii) of the Code and the Treasury Regulations thereunder. A Participant shall make a separate election to defer Compensation for each Plan Year.

(b)	Special Rules.  Notwithstanding the above, the
following restrictions apply to deferrals of certain elements of Compensation.

         (1) Severance Payments. A Participant may elect to defer Severance Payments (or a portion thereof), to the extent permitted by the Committee. In order to defer Severance Payments (or a portion thereof), an eligible Participant must file the appropriate Deferral Election Form no later than the election date required under Section 409A of the Code and the Treasury Regulations thereunder. A Participant's election to defer Severance Payments shall be effective only for Severance Payments (or a portion thereof) that constitute compensation for services performed during periods during the Plan Year (or a subsequent Plan Year) after the effective date of the Participant's deferral election, or as otherwise permitted under
Section 409A of the Code and the Treasury Regulations thereunder.

         (2) Restricted Stock Units. A Participant may elect to defer Restricted Stock Units (or a portion thereof), to the extent permitted by the Committee. In order to defer Restricted Stock Units (or a portion thereof), an eligible Participant must file the appropriate Deferral Election Form no later than the election date required under Section 409A of the Code and the Treasury Regulations thereunder. A Participant's election to defer Restricted Stock Units shall be effective only for the Restricted Stock Units (or a portion thereof) that constitute compensation for services performed during periods during the Plan Year (or a subsequent Plan Year) after the effective date of the Participant's deferral election, or as otherwise permitted under Section 409A of the Code and the Treasury Regulations thereunder.

         (3) Stock Option Gains. A Participant may elect to defer Stock Option Gains (or a portion thereof), to the extent permitted by the Committee. In order to defer Stock Option Gains (or a portion thereof), an eligible Participant must file the appropriate Deferral Election Form no later than the election date required under Section 409A of the Code and the Treasury Regulations thereunder. A Participant's election to defer Stock Option Gains shall be effective only for the Stock Option Gains (or a portion thereof) that constitute compensation for services performed during periods during the Plan Year (or a subsequent Plan Year) after the effective date of the Participant's deferral election, or as otherwise permitted under
Section 409A of the Code and the Treasury Regulations thereunder.

         (4) SERP Lump Sum.  A Participant may elect to defer a
SERP Lump Sum (or a portion thereof), to the extent permitted by the Committee. In order to defer a SERP Lump Sum (or a portion thereof), an eligible Participant must file the appropriate Deferral Election Form no later than the election date required under Section 409A of the Code and the Treasury Regulations thereunder. A Participant's election to defer a SERP Lump Sum (or portion thereof) shall be effective only for a SERP Lump Sum (or a portion thereof) that constitutes compensation for services performed during periods during the Plan Year (or a subsequent Plan Year) after the effective date of the Participant's deferral election, or as otherwise permitted under
Section 409A of the Code and the Treasury Regulations thereunder.

         (5) Limitation on Deferrals. A Participant may elect to defer Severance Payments, Restricted Stock Units, Stock Option Gains or a SERP Lump Sum, or any portion thereof, only to the extent such deferral satisfies the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

(c)  Deferral Amounts.  The amount of Compensation which a
Participant may elect to defer for a Plan Year is such Compensation earned on or after the time at which the Participant elects to defer each Plan Year in accordance with Section 3.1(a), and which is earned during such Plan Year. The applicable limitations for any Participant shall be determined based on his classification by the Committee, determined on the first day of the Election Period for such Plan Year.

         (1) Each Participant who is a Manager shall be permitted to defer, in any whole percentage: (A) from 6% to 100% of Base Salary and (B) from 6% to 100% of his Bonus.

         (2) Each Participant who is an Executive Officer shall be permitted to defer, in any whole percentage: (A) from 6% to 100% of Base Salary, (B) from 6% to 100% of his Bonus and (c) from 10% to 100% of his Restricted Stock Units, Stock Option Gains, Severance Payments and SERP Lump Sum, subject to Section 3.1(b).

         (3) Each Participant who is a Director shall be permitted to defer, in any whole percentage, from 10% to 100% of his Compensation.

Notwithstanding the limitations established above, the total amount deferred by a Participant shall be limited in any calendar year, if necessary, to satisfy the Participant's income and employment tax withholding obligations (including Social Security, unemployment and Medicare), and the Participant's employee benefit plan contribution requirements, determined on the first day of the Election Period for such Plan Year, as determined by the Committee. If permitted by the Committee, the Participant may make deferrals for a Plan Year with respect to any designated portion of his Compensation (such as meeting fees, for example), to the extent elected by such Participant during the Election Period for such Plan Year.

(d)	Duration of Deferral Election.

         (1) A Participant shall not modify or suspend his election to defer Compensation during a Plan Year.

         (2) A Participant must file a new deferral election for each subsequent Plan Year. In the event a Participant fails to file a timely deferral election for the next Plan Year, he shall be deemed to have elected not to defer any Compensation for such Plan Year.

         (3) A Participant's election to defer all or any portion of his SERP Lump Sum shall automatically become void in the event the Participant dies or becomes disabled while employed by the Company.

(e)	Elections.  Subject to the limitations of subsection
(b), any Eligible Individual who does not elect to defer Compensation during his Election Period for a Plan Year may subsequently become a Participant.

(f)	Termination of Participation and/or Deferrals.  If
the Committee determines in good faith that a Participant no longer qualifies as a Director or a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion and only for purposes of preserving the Plan's exemption from Title I of ERISA, to
(1) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (2) prevent the Participant from making future deferral elections and/or (3) immediately distribute the balance of the Participant's Accounts and terminate the Participant's participation in the Plan.

3.2	Distribution Elections.

(a)	General Rule.  Each Participant shall elect the Payment
Date and the form of distribution of his Distributable Amount for purposes of distributions under subsection 7.1(a) in the event of such Participant's Separation from Service or Disability. Such Payment Date and distribution form elections shall be made on such Participant's Deferral Election Form during the first Election Period for which such Participant elects to defer Compensation under Section 3.1, and such Payment Date and distribution form elections shall be irrevocable, except as provided in subsection (b). A Participant may elect any Payment Date described in Section 1.2(gg), and may elect distribution in the normal form, as described in paragraph 7.1(a)(1), or an optional form described in subparagraphs 7.1(a)(2)(A), (B) or (C). In the event a Participant fails to elect a Payment Date, his Payment Date shall be the date described in Section 1.2(gg)(1). In the event a Participant fails to make a distribution form election, his Distributable Amount shall be distributed in the normal form, as described in paragraph 7.1(a)(1) in the event of his Separation from Service or

Disability, except as provided in subsection (b). Except as provided in subsection (b), such Participant's distribution shall be made or commence as soon as administratively practicable after such Participant's Payment Date.

(b)	Changes to Distribution Form Election.   Subject to
subsection (e), a Participant may change his distribution form election in accordance with this subsection (b) as follows:

	(1)	Change from Lump Sum.  If such Participant elected to
receive the distribution of his Distributable Amount in the event of his Separation from Service or Disability in a lump sum, as provided in subparagraph 7.1(a)(2)(iii), such Participant may change such distribution form election by making a new distribution form election providing for distribution in one of the following forms, with such distribution made or commencing on the fifth anniversary of his Payment
Date:

		(A)	a lump sum,

		(B)	annual installments (calculated as set forth at
Section 7.1(a)(6)) over five years,

		(C)	annual installments (calculated as set forth at
Section 7.1(a)(6) over ten (10) years,

		(D)	annual installments (calculated as set forth at
Section 7.1(a)(6)) over fifteen (15) years.

	(2)	Change from Installments.  If such Participant
elected to receive the distribution of his Distributable Amount in the event of his Separation from Service or Disability in the normal form, as described in paragraph 7.1(a)(1)(A) (annual installments over ten years), or an optional form, as provided in subparagraph 7.1(a)(2)(A) (annual installments over five years) or (B) (annual installments over fifteen years), such Participant may change such distribution form election by making a new distribution form election providing for distribution in one of the following forms, with such distribution commencing on the fifth anniversary of his Payment Date:

		(i)	annual installments (calculated as set forth at
Section 7.1(a)(6)) over the period of years specified in such Participant's initial distribution form election, or

		(ii)	annual installments (calculated as set forth at
Section 7.1(a)(6)) over a period of either ten (10) years or fifteen
(15) years, provided that such period exceeds the period of years specified in such Participant's initial distribution form election.

	(3)	A Participant may make only one change to his
distribution form election under this subsection (b).

(c)	Election of Scheduled Withdrawal Date.  A Participant may
elect a Scheduled Withdrawal Date with respect to his deferrals of Compensation (but excluding any investment earnings on such amounts) (the "Withdrawal Amount") with respect to a Plan Year. Such election of a Scheduled Withdrawal Date for such Participant's Withdrawal Amount with respect to a Plan Year shall be made by such

Participant during
the Election Period for which such Participant elects to defer Compensation under Section 3.1 for such Plan Year, and such election of a Scheduled Withdrawal Date shall be irrevocable, except as provided in subsection (d). A Participant may make separate Scheduled Withdrawal Date elections for his deferrals of Compensation (excluding any investment earnings on such amounts) with respect to different Plan Years. A Participant's Withdrawal Amount with respect to a Plan Year shall be credited to subaccounts under such Participant's Accounts for such Plan Year. A Participant shall not be required to elect a Scheduled Withdrawal Date with respect to his deferrals of Compensation for a Plan Year and, if a Participant fails to make an election of a Scheduled Withdrawal Date for a Plan Year, no Scheduled Withdrawal Date shall apply with respect to his deferrals of Compensation for such Plan Year.

(d)	Change of Scheduled Withdrawal Date.  Subject to subsection
(e), if a Participant elected a Scheduled Withdrawal Date with respect to his deferrals of Compensation (excluding any investment earnings on such amounts) with respect to a Plan Year, such Participant may change such Scheduled Withdrawal Date for the Withdrawal Amount with respect to such Plan Year by electing a new Scheduled Withdrawal Date for the Withdrawal Amount with respect to such Plan Year that is not less than five years later than the Scheduled Withdrawal Date previously elected
by such Participant for such Plan Year.   A Participant who has not
elected a Scheduled Withdrawal Date for his deferrals of Compensation (excluding any investment earnings on such amounts) for a Plan Year may not subsequently elect a Scheduled Withdrawal Date for his deferrals of Compensation (excluding any investment earnings on such amounts) for such Plan Year. A Participant may make only one change to the Scheduled Withdrawal Date with respect to each Plan Year under this subsection (d).

(e)	Limitation on Distribution Changes.  A Participant's
election to change to his distribution form election under subsection
(b), or change of a Scheduled Withdrawal Date with respect to a Plan Year under subsection (d), shall be subject to the following limitations:

	(1)	The Participant's election to change his distribution
election form, or change his Scheduled Withdrawal Date with respect to a Plan Year, shall not take effect until at least twelve (12) months after his election to change the distribution form election, or Scheduled Withdrawal Date, is made. If the distribution of such Participant's Distributable Amount (in the case of a change in his distribution election form), or the distribution of the Withdrawal Amount with respect to such Plan Year (in the case of a change in his Scheduled Withdrawal Date), is made or commence before the election to change his distribution form election or Scheduled Withdrawal Date, as the case may be, becomes effective, the election to change his distribution form election or Scheduled Withdrawal Date shall not thereafter become effective, and distributions shall be made in accordance with the distribution form election, and Scheduled Withdrawal Date (if any), as applicable, in effect prior to the Participant's election to change.

	(2)	The Participant's election to change his distribution
election form, or change his Scheduled Withdrawal Date with respect to a Plan Year, shall provide that each payment with respect to such new distribution form election, or new Scheduled Withdrawal Date, shall be deferred for a period of not less than five years from the date such payment would otherwise have been made.

	(3)	The Participant's election to change his Scheduled
Withdrawal Date with respect to a Plan Year shall not be made less than twelve (12) months prior to the date of the first scheduled payment under the Participant's initial election of the Scheduled Withdrawal Date with respect to such Plan Year.

The limitations under this subsection (e) shall be applied in accordance with Section 409A(a)(4)(C) of the Code and the Treasury Regulations thereunder.

3.3	Company Matching Contributions

(a)	The Company shall make a Company Matching
Contribution for a Plan Year, on behalf of each Participant who is selected by the Company prior to the first day of such Plan Year and makes deferrals of Base Salary and Bonus under Article III, in an amount equal to:

         (1)	the product of (A) the rate of the matching
contribution under the 401(k) Plan in which the Participant participates and (B) the sum of: (I) 6% of the Participant's compensation (as defined in the 401(k) Plan) for the Plan Year, and
(II) the Participant's deferrals of Base Salary and Bonus under the Plan for the Plan Year, to the extent such sum does not exceed 6% of such Participant's Base Salary and Bonus for such Plan Year, less

         (2)	3% of such Participant's compensation (as defined in
the 401(k) Plan) for the Plan Year.
Notwithstanding the above, the Company reserves the right to change the Company Matching Contribution in its sole discretion for any subsequent Plan Year.

(b)	The Company Matching Contribution for a Plan Year
shall be credited to a Participant's Company Matching Account in the manner determined by the Committee prior to the first day of such Plan Year.

3.4	FICA and Other Taxes.

(a)	Annual Deferral Amounts.  For each Plan Year in which
a Participant who is an employee makes a deferral under Section 3.1, the Company shall withhold from that portion of the Participant's Compensation that is not being deferred, in a manner determined by the Company, the Participant's share of FICA and other employment taxes on such amount. If necessary, the Committee may reduce the Participant's deferrals under Section 3.1 or make deductions from his Deferral Account in order to comply with this Section, to the extent permitted under Section 409A of the Code and the Treasury Regulations thereunder.

(b)	Company Matching Amounts.  For each Plan Year in
which a Participant is credited with a contribution to his Company Matching Account under Section 3.3, the Company shall withhold from the Participant's Compensation that is not deferred, in a manner determined by the Company, the Participant's share of FICA and other employment taxes. If necessary, the Committee may reduce the Participant's Company Matching Account in order to comply with this Section, to the extent permitted under Section 409A of the Code and the Treasury Regulations thereunder.

                              ARTICLE IV.
                              INVESTMENTS

4.1	Measurement Funds.

(a)	In the manner designated by the Committee,
Participants may elect one or more Measurement Funds to be used to determine the additional amounts to be credited to their Accounts. Although the Participant may designate the Measurement Funds, the Committee shall not be bound by such designation; provided, however, that any substitute Measurement Funds designated by the Committee for a Participant must provide the Participant with an investment opportunity comparable to the original Measurement Funds designated by the Participant. The Committee shall select from time to time, in its sole discretion, the Measurement Funds to be available under the Plan; provided, however, that such Measurement Funds shall be the same as the investment funds which are available from time to time under the 401(k) Plan, except to the extent prohibited by law.

(b)	No Actual Investment.  Notwithstanding any other
provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his Accounts thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Accounts shall not be considered or construed in any manner as an actual investment of his Accounts in any such Measurement Fund. In the event that the Company or the trustee, in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Accounts shall at all times be a bookkeeping entry only and shall not represent any investment made on his behalf by the Company. The Participant shall at all times remain an unsecured creditor of the Company.

4.2	Investment Elections.

(a)	Executive Officers and Director Participants.

         (1)	Deferral Accounts.  Except as provided in Sections
4.2(a)(2) and 4.3, Participants who are either Executive Officers or Directors may designate how their Deferral Accounts shall be deemed to be invested under the Plan.

              (A)	Such Participants may make separate investment
elections for (I) their future deferrals of Compensation and (II) the existing balances of their Deferral Accounts.

              (B)	Such Participants may make and change their
investment elections by choosing from the Measurement Funds designated by the Committee in accordance with the procedures established by the Committee.

              (C)	Except as otherwise designated by the
Committee, the available Measurement Funds under this Section 4.2(a)(1) shall be the investment funds under the 401(k) Plan (excluding the Stable Value Fund and any brokerage account option). Additionally, for the Deferral Account only, there shall also be a Measurement Fund based on the Moody's Plus Rate.

              (D)	If a Participant fails to elect a Measurement
Fund under this Section, he shall be deemed to have elected the default Measurement Fund (as designated by the Committee) for all of his Accounts.

         (2)	Company Matching Account and Certain Deferral
Subaccounts. The Company Matching Contributions credited to a Participant's Company Matching Account, and the deferrals of a Participant's Restricted Stock Units and Stock Option Gains credited to such Participant's Deferral Account shall be initially deemed invested in the Sempra Energy Stock Fund. A Participant may direct the investment of the balance of his Company Matching Account or the Restricted Stock Unit and the Stock Option Gain subaccounts of the Deferral Account into any other Measurement Fund, as permitted by the Committee.

(b)	Manager Participants.

         (1)	Deferral Account.  Any Participant who is a Manager
shall have his Deferral Account invested in the Measurement Fund based on the Moody's Plus Rate, except as otherwise permitted by the Committee.

         (2)	Company Matching Account.  The Company Matching
Contributions credited to a Participant's Company Matching Account shall be initially deemed invested in the Sempra Energy Stock Fund. A Participant may direct the investment of the balance of his Company Matching Account into any other Measurement Fund, as permitted by the Committee.

(c)	Continuing Investment Elections.  Participants who
have had a Retirement or Termination but not yet commenced distributions under Article VII or Participants or Beneficiaries who are receiving installment payments may continue to make investment elections pursuant to subsection (a) and (b) above, as applicable, except as otherwise determined by the Committee.

4.3	Compliance with Section 16 of the Exchange Act.

(a)	Any Participant or Beneficiary who is subject to
Section 16 of the Exchange Act shall have his Measurement Fund elections under the Plan subject to the requirements of the Exchange
Act, as interpreted by the Committee.   Any such Participant or
Beneficiary who elects to have any portion of his Deferral Account or his future deferrals (pursuant to Section 3.1) either (i) invested in the Sempra Energy Stock Fund or (ii) transferred from the Sempra Energy Stock Fund to another available Measurement Fund under the Plan may not make an election with the opposite effect under this Plan or any other Company-sponsored plan until six months and one day following the original election.

(b)	Notwithstanding any other provision of the Plan or
any rule, instruction, election form or other form, the Plan and any such rule, instruction or form shall be subject to any additional conditions or limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, such Plan provision, rule, instruction or form shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

                             ARTICLE V.
                              ACCOUNTS

5.1	Accounts.

(a)	The Committee shall establish and maintain a Deferral
Account, and a Company Matching Account for each Participant under the Plan. Each Participant's Accounts shall be further divided into separate subaccounts ("investment fund subaccounts"), each of which corresponds to a Measurement Fund elected by the Participant pursuant to Section 4.2. In addition, Participants' Deferral Accounts may be further divided into subaccounts consisting of deferred Restricted Stock Units and deferred Stock Option Gains.

(b)	The performance of each elected Measurement Fund
(either positive or negative) shall be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant's Accounts shall be credited or debited on each Valuation Date based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion, as though (i) a Participant's Accounts were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such period, as of the close of business on the first business day of such period, at the closing price on such date; (ii) the portion of the Participant's Compensation that was actually deferred pursuant to Section 3.1 during any period were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such period, no later than the close of business on the first business day after the day on which such amounts are actually deferred from the Participant's Compensation, at the closing price on such date; and (iii) any withdrawal or distribution made to a Participant that decreases such Participant's Accounts ceased being invested in the Measurement Fund(s), in the percentages applicable to such period, no earlier than one business day prior to the distribution, at the closing price on such date. The Participant's Company Matching Contribution for a Plan Year shall be credited to his Company Matching Account for purposes of this Section, in the manner determined on the first day of the Election Period for such Plan Year, as determined by the Committee.

                           ARTICLE VI.
                             VESTING

Each Participant shall be 100% vested in his Deferral Account and his Matching Account at all times.

                           ARTICLE VII.
                          DISTRIBUTIONS

7.1	Distribution of Accounts.

(a)	Distribution at Separation from Service or
Disability.

         (1)	Normal Form.

              (A)	Except as provided in subparagraph (B),
paragraph (2), paragraph (3) or Section 7.3, upon the Separation from Service or Disability of a Participant, the Distributable Amount shall be paid to the Participant in substantially equal annual installments in cash (calculated as set forth in paragraph 7.1(a)(6)) over ten (10) years beginning on the Participant's Payment Date.

              (B)	Upon the Separation from Service of a
Participant who is a "key employee," as defined in Section 416(i) of the Code (determined without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market, with respect to the Company, the distribution of the Distributable Amount shall not be made before the date which is six months after the date of such Participant's Separation from Service (or, if earlier, the date of such Participant's death) in accordance with Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

         (2)	Optional Forms.  Instead of receiving his
Distributable Amount as described at Section 7.1(a)(1)(A), the Participant may elect in accordance with Section 3.2 one of the following optional forms of payment (on the form provided by Company) at the time of his deferral election:

              (i)	equal annual installments in cash (calculated
as set forth in paragraph 7.1(a)(6)) over five years beginning on the Participant's Payment Date,

              (ii)	equal annual installments in cash (calculated
as set forth in paragraph 7.1(a)(6)) over fifteen (15) years beginning on the Participant's Payment Date, or

              (iii)	a lump sum in cash.
The payment of such Participant's Distributable Amount shall be made or commence on such Participant's Payment Date (or, if applicable, the date determined under subparagraph (a)(1)(B)).

         (3)	Distribution Election Changes.  In the event that a
Participant changes his distribution form election in accordance with
Section 3.2(b), and such new distribution form election becomes effective upon the Separation from Service or Disability of such Participant, the Distributable Amount shall be paid to the Participant in accordance with such new distribution form election.

         (4)	Small Accounts.  Notwithstanding any provision to the
contrary, in the event the Distributable Amount is equal to or less than $25,000, such Distributable Amount shall be distributed to the Participant (or his Beneficiary, as applicable) in a lump sum.

         (5)	Investment Adjustments.  The Participant's Accounts
shall continue to be adjusted for investment earnings and losses pursuant to Section 4.2 and Section 4.3 of the Plan until all amounts credited to his Accounts under the Plan have been distributed.

         (6)	Calculating Installments.  All installment payments
made under the Plan shall be determined in accordance with the annual fractional payment method, calculated as follows: the balance of the Participant's Accounts shall be calculated as of the close of business on the last business day of the year. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects 10 year installments the first payment shall be 1/10 of the balance of his Accounts calculated as described in this definition. The following year, the payment shall be 1/9 of the balance of the Participant's Accounts, calculated as described in this definition.

Each annual installment shall be paid on or as soon as practicable after the last business day of the applicable year.

(b)	Distribution on a Scheduled Withdrawal Date.

         (1)	In the case of a Participant who has elected a
Scheduled Withdrawal Date for a distribution to be made while still in the employ of the Company or while still a Director, such Participant shall receive his deferrals of Compensation (but excluding any investment earnings on such amounts) (the "Withdrawal Amount") as shall have been elected by the Participant to be subject to the Scheduled Withdrawal Date. A Participant's Scheduled Withdrawal Date with respect to amounts of Compensation deferred in a given Plan Year must be at least three years from the last day of the Plan Year for which such deferrals are made.

         (2)	The Withdrawal Amount shall be paid in a lump sum in
cash.

         (3)	A Participant may elect to change the Scheduled
Withdrawal Date for the Withdrawal Amount for any Plan Year in accordance with Section 3.2(d).

         (4)	In the event of Participant's Separation from Service
or Disability prior to a Scheduled Withdrawal Date, the Participant's entire Withdrawal Amount shall be paid in accordance with the Participant's election under Section 7.1(a). In the event of a Participant's death prior to a Scheduled Withdrawal Date, the Participant's entire Withdrawal Amount shall be paid as soon as practicable after the Termination in a lump sum in cash.

(c)	Distribution upon Death.  In the event a Participant
dies before he has begun receiving distributions under Section 7.1(a), his Accounts shall be paid to his Beneficiary in the same manner elected by the Participant. In the event a Participant dies after he has begun receiving distributions under Section 7.1(a) with a remaining balance in his Accounts, the balance shall continue to be paid to his Beneficiary in the same manner.

7.2	Hardship Distribution.

A Participant shall be permitted to elect a Hardship Distribution of all or a portion of his Accounts under the Plan prior to the Payment Date, subject to the following restrictions:

(a)	The election to take a Hardship Distribution shall be
made by filing the form provided by the Committee before the date established by the Committee.

(b)	The Committee shall have made a determination that
the requested distribution constitutes a Hardship Distribution in accordance with subsection (d).

(c)	The amount determined by the Committee as a Hardship
Distribution shall be paid in a single lump sum in cash as soon as practicable after the end of the calendar month in which the Hardship Distribution election is made and approved by the Committee.

(d)	If a Participant receives a Hardship Distribution, the Participant shall be ineligible to contribute deferrals to the Plan for the following Plan Year. "Hardship Distribution" shall mean a severe financial hardship to the Participant resulting from (i) an
illness or accident of the Participant, the Participant's spouse or of his dependent (as defined in Section 152(a) of the Code), (ii) loss of a Participant's property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the Committee in accordance with Section 409A(a)(2)(B)(ii)(I) of the Code
and the Treasury Regulations thereunder.   The amount of the Hardship
Distribution with respect to a severe financial hardship shall not exceed the amounts necessary to satisfy such hardship, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets
(to the extent the liquidation of such assets would not itself cause severe financial hardship), as determined by the Committee in accordance with Section 409A(a)(2)(B)(ii)(II) of the Code and the Treasury Regulations thereunder.

7.3	Effect of a Change in Control.

(a)	In the event there is a Change in Control, the person
who is the chief executive officer (or, if not so identified, the Company's highest ranking officer) shall name a third-party fiduciary as the sole member of the Committee immediately prior to such Change in Control. The appointed fiduciary, shall provide for the immediate distributions of the accounts under the Plan in lump sum payments and cash.

(b)	Upon and after the occurrence of a Change in Control,
the Company must (i) pay all reasonable administrative fees and expenses of the appointed fiduciary, (ii) indemnify the appointed fiduciary against any costs, expenses and liabilities including, without limitation, attorney's fees and expenses arising in connection with the appointed fiduciary's duties hereunder, other than with respect to matters resulting from the gross negligence of the appointed fiduciary or its agents or employees and (iii) timely provide the appointed fiduciary with all necessary information related to the Plan, the Participants and Beneficiaries.

(c)	Notwithstanding Section 9.4, in the event there is a
Change in Control no amendment may be made to this Plan except as approved by the third-party fiduciary. Upon a Change in Control, assets shall be placed in a rabbi trust in an amount which shall equal the full accrued liability under this Plan as determined by Towers Perrin, or a successor actuarial firm.

7.4	Inability to Locate Participant.

In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the required Payment Date, the amount allocated to the Participant's Accounts shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings from the date of forfeiture, subject to applicable escheat laws.

7.5 	Prohibition on Acceleration of Distributions.

The time or schedule of payment of any withdrawal or distribution under the Plan shall not be subject to acceleration, except as provided under Treasury Regulations promulgated in accordance with Section 409A(a)(3) of the Code.

                         ARTICLE VIII.
                        ADMINISTRATION

8.1	Committee.

The Committee shall administer the Plan in accordance with this Article.

8.2	Administrator.

The Administrator, unless restricted by the Committee, shall exercise the powers under Sections 8.4 and 8.5 except when the exercise of such authority would materially affect the cost of the Plan to the Company or materially increase benefits to Participants.

8.3	Committee Action.

The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The chairman or any other member or members of the Committee designated by the chairman may execute any certificate or other written direction of behalf of the Committee.

8.4	Powers and Duties of the Committee.

(a)	The Committee, on behalf of the Participants and
their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes as set forth herein, including, but not by way of limitation, the following:

         (1)	To select the Measurement Funds in accordance with
Section 4.1 hereof;

         (2)	To construe and interpret the terms and provisions of
the Plan and to remedy any inconsistencies or ambiguities hereunder;

         (3)	To select employees eligible to participate in the
Plan;

         (4)	To compute and certify to the amount and kind of
benefits payable to Participants and their Beneficiaries;

         (5)	To maintain all records that may be necessary for the
administration of the Plan;

         (6)	To provide for the disclosure of all information and
the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

         (7)	To make and publish such rules for the regulation of
the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

         (8)	To appoint a plan administrator or any other agent,
and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

         (9)	To take all actions necessary for the administration
of the Plan.

8.5	Construction and Interpretation.

The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

8.6	Information.

To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other events which cause termination of their participation in this Plan, and such other pertinent facts as the Committee may require.

8.7	Compensation, Expenses and Indemnity.

(a)	The members of the Committee shall serve without
compensation for their services hereunder.

(b)	The Committee is authorized at the expense of the
Company to employ such legal counsel and other advisors as it may deem advisable to assist in the performance of its duties hereunder.
Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

(c)	To the extent permitted by applicable state law, the
Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

8.8	Quarterly Statements.

Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts on a quarterly basis as of each March 31, June 30, September 30 and December 31.

8.9	Disputes.

(a)	Claim.

A person who believes that he is being denied a benefit to which he is entitled under this Agreement (hereinafter referred to as "Claimant") may file a written request for such benefit with the Administrator, setting forth his claim. The request must be addressed to the Administrator at the Company at its then principal place of business.

(b)	Claim Decision.

Upon receipt of a claim, the Administrator shall advise the Claimant that a reply shall be forthcoming within 90 days and shall, in fact, deliver such reply within such period. The Administrator may, however, extend the reply period for an additional 90 days for special circumstances.

If the claim is denied in whole or in part, the Administrator shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (i) the specified reason or reasons for such denial; (ii) the specific reference to pertinent provisions of this Agreement on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect his claim and an explanation of why such material or such information is necessary; (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (v) the time limits for requesting a review under subsection (c).

(c)	Request For Review.

With 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing a review the determination of the Administrator. Such review shall be completed by the Senior Vice-President of Human Resources of the Company for Participants who are Managers and by the Committee for Participants who are Executive Officers or Directors. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Senior Vice-President of Human Resources or the Committee, as applicable. If the Claimant does not request a review within such 60-day period, he shall be barred and estopped from challenging the Administrator's determination.

(d)	Review of Decision.

Within 60 days after the receipt of a request for review by the Senior Vice-President of Human Resources or the Compensation Committee, as applicable, after considering all materials presented by the Claimant, the Senior Vice-President of Human Resources or the Compensation Committee, as applicable, shall inform the Participant in writing, in a manner calculated to be understood by the Claimant, the decision setting forth the specific reasons for the decision contained specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the 60 day time period be extended, the Senior Vice-President of Human Resources or the Compensation Committee, as applicable, shall so notify the Claimant and shall render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

8.10	Compliance with Section 409A of the Code

The Plan shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations thereunder.

                             ARTICLE IX.
                            MISCELLANEOUS

9.1	Unsecured General Creditor.

Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan be unfunded for purposes of the Code and Title I of ERISA.

9.2	Restriction Against Assignment.

(a)	The Company shall pay all amounts payable hereunder
only to the person or persons designated by the Plan and not to any other person or entity. No right, title or interest in the Plan or in any account may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. No right, title or interest in the Plan or in any Account shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)	Notwithstanding the provisions of subsection (a), a
Participant's interest in his Account may be transferred by the Participant pursuant to a domestic relations order that constitutes a "qualified domestic relations order" as defined by the Code or Title I of ERISA.

9.3	Withholding.

There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or
Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of such of cash sufficient to provide the amount of said taxes.

9.4	Amendment, Modification, Suspension or Termination.

(a)	Subject to Section 7.3, the Committee may amend,
modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any vested amounts allocated to a Participant's Accounts. In the event of Plan termination, distributions shall continue to be made in accordance with the terms of the Plan.

(b)	Notwithstanding anything to the contrary in the Plan,
if and to the extent the Company shall determine that the terms of the Plan may result in the failure of the Plan, or amounts deferred by or for any Participant under the Plan, to comply with the requirements of
Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Company shall have authority to take such action to amend, modify, cancel or terminate the Plan or distribute any or all of the amounts deferred by or for a Participate, as it deems necessary or advisable, including without limitation:

         (1)	Any amendment or modification of the Plan to
conform the Plan to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any applicable to any Participant's Accounts regarding the timing or form of payment).

         (2)	Any cancellation or termination of any unvested
interest in a Participant's Accounts without any payment to the Participant.

         (3)	Any cancellation or termination of any vested
interest in any Participant's Accounts, with immediate payment to the Participant of the amount otherwise payable to such Participant.
Any such amendment, modification, cancellation, or termination of the Plan may adversely affect the rights of a Participant without the Participant's consent.

9.5	Designation of Beneficiary.

(a)	Each Participant shall have the right to designate,
revoke and redesignate Beneficiaries hereunder and to direct payment of his Distributable Amount to such Beneficiaries upon his death.

(b)	Designation, revocation and redesignation of
Beneficiaries must be made in writing in accordance with the procedures established by the Committee and shall be effective upon delivery to the Committee.

(c)	No designation of a Beneficiary other than the
Participant's spouse shall be valid unless consented in writing by such spouse. If there is no Beneficiary designation in effect, or the designated beneficiary does not survive the Participant, then the Participant's spouse shall be the Beneficiary. If there is no surviving spouse, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary.

(d)	After the Participant's death, any Beneficiary (other
than the Participant's estate) who is to receive installment payments may designate a secondary beneficiary to receive amounts due under this Plan to the Beneficiary in the event of the Beneficiary's death prior to receiving full payment from the Plan. If no secondary beneficiary is designated, it shall be the Beneficiary's estate.

9.6	Insurance.

(a)	As a condition of participation in this Plan, each
Participant shall, if requested by the Committee or the Company, undergo such examination and provide such information as may be required by the Company with respect to any insurance contracts on the Participant's life and shall authorize the Company to purchase life insurance on his life, payable to the Company.

(b)	If the Company maintains an insurance policy on a
Participant's life to fund benefits under the Plan and such insurance policy is invalidated because (i) the Participant commits suicide during the two-year period beginning on the first day of the first Plan Year of such Participant's participation in the Plan or because (ii) the Participant makes any material misstatement of information or nondisclosure of medical history, then the only benefits that shall be payable hereunder to such Participant, his Beneficiary or his surviving spouse, are the payment of the amount of deferrals of Compensation then credited to the Participant's Accounts but without any interest including interest theretofore credited under this Plan.

9.7	Governing Law.

Subject to ERISA, this Plan shall be construed, governed and administered in accordance with the laws of the State of California.

9.8	Receipt of Release.

Any payment to a Participant or the Participant's
Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

9.9	Compliance with Code Section 162(m)

It is the intent of the Company that any Compensation which is deferred under the Plan by a person who is, with respect to the year of distribution, deemed by the Committee to be a "covered employee" within the meaning of Code Section 162(m) and regulations thereunder, which Compensation constitutes either "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder or compensation not otherwise subject to the limitation on deductibility under Section 162(m) and regulations thereunder, shall not, as a result of deferral hereunder, become compensation with respect to which the Company in fact would not be entitled to a tax
deduction under Code Section 162(m).   If the Company determines in
good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Company to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Company may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Article IV, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his Beneficiary (in the event of the Participant's death) commencing on the January 1 following the Plan Year in which such Participant's Separation from Service, Disability or Death occurs, or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, this Section shall not apply to any distributions made after a Change in Control.

9.10	Payments on Behalf of Persons Under Incapacity.

In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the

Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such termination shall constitute a full release and discharge of the Committee and the Company.

9.11	Limitation of Rights

Neither the establishment of the Plan nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Company except as provided in the Plan. In no event shall the terms of employment of, or membership on the Board by, any Participant be modified or in any be effected by the provisions of the Plan.

9.12	Exempt ERISA Plan

The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for directors and a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

9.13	Notice

Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the General Counsel and Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

9.14	Errors and Misstatements

In the event of any misstatement or omission of fact by a Participant to the Committee or any clerical error resulting in payment of benefits in an incorrect amount, the Committee shall promptly cause the amount of future payments to be corrected upon discovery of the facts and shall pay or, if applicable, cause the Plan to pay, the Participant or any other person entitled to payment under the Plan any underpayment in a lump sum or to recoup any overpayment from future payments to the Participant or any other person entitled to payment under the Plan in such amounts as the Committee shall direct or to proceed against the Participant or any other person entitled to payment under the Plan for recovery of any such overpayment.

9.15	Pronouns and Plurality

The masculine pronoun shall include the feminine pronoun, and the singular the plural where the context so indicates.

9.16	Severability

In the event that any provision of the Plan shall be declared unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if such unenforceable or invalid provision had never been included herein.

9.17	Status

The establishment and maintenance of, or allocations and credits to, the Accounts of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan.

9.18	Headings.

Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.
Executed at San Diego, California this ____ day of
____________, 2004.

	SEMPRA ENERGY

	By:
	______________________________
	Title:
	______________________________
	Date:
	______________________________